Exhibit 11
                 Statement re: Computation of Per Share Earnings

                                                                   Six Months      Six Months       Three Months    Three months
                                                                        Ended           Ended              Ended           Ended
                                                                     June 30,        June 30,           June 30,        June 30,
                                                                         1998            1997               1998            1997
Basic Net Income (Loss) per Common Share:
----------------------------------------                           ----------      ----------        ----------      ----------
     Numerator:
          Net income (loss) for the period                  $       (271,220)       1,133,989            117,966          19,747
          Series A Preferred Stock Dividends                        (150,000)               -           (75,000)              -
                                                                     --------       ---------------   ----------       --------
          Net income (loss) attributable to
               common shares                                $      (421,220)        1,133,989             42,966          19,747
                                                                 ===========        =========         ==========      ==========

     Denominator:
          Actual common shares outstanding:
               Beginning of period                                  1,897,780       1,771,127          1,897,780       1,771,127
               End of period                                        1,951,427       1,872,447          1,951,427       1,872,447
               Weighted average for the period
                (Based on the actual days which
                   the  incremental shares, if any,
                   were outstanding)                                1,906,033       1,800,632          1,914,287       1,830,138
                                                                    =========       =========          =========       =========

     Basic net income (loss) per common share               $         (0.22)             0.63               0.02            0.01
                                                                      ======            =====               ====            ====


Diluted Net Income (Loss) per Common Share:
------------------------------------------
     Numerator:
          Net income (loss) attributable to
               common shares                                $      (421,220)        1,133,989             42,966          19,747
                                                                 ===========        =========         ==========      ==========

     Denominator:
          Weighted average common shares
               outstanding                                          1,906,033       1,800,632          1,914,287       1,830,138
          Effect of common share equivalents
               resulting from "in-the-money" stock
               options outstanding during the period                   29,308          54,158             58,616          57,447
                                                                 ------------    ------------        -----------     -----------

          Weighted average number of common and
               common equivalent shares used to
               calculate diluted net income (loss)
               per common share                                     1,935,341       1,854,790          1,972,903       1,887,585
                                                                    =========       =========          =========       =========

     Diluted net income (loss) per common share             $          (0.22)            0.61               0.02            0.01
                                                                       ======           =====               ====            ====




     Note: The assumed conversion of the convertible debentures and the Series A preferred stock were excluded from the 1998 computations of diluted net income (loss) per common share because to do so would have been antidilutive for the periods presented.


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